EXHIBIT 32.2
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report on Form 10-K of Idenix Pharmaceuticals, Inc. (the “Company”) for the period ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Daniella Beckman, Interim Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that, to her knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: March 7, 2011

/s/ Daniella Beckman
Daniella Beckman
Interim Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to Idenix Pharmaceuticals, Inc. and will be retained by Idenix Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.